                                                                   EXHIBIT 25(a)
______________________________________________________________________________

                      SECURITIES  AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ______________________________

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
                         ______________________________

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)   [_]

                              THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)

A U.S. NATIONAL BANKING ASSOCIATION                  13-5160382
(Jurisdiction of incorporation or                    (I.R.S. Employer
organization if not a U.S. national                  Identification No.)
banks)

48 WALL STREET                                       10286
NEW YORK, NEW YORK                                   (Zip code)
(Address of principal executive offices)


                              THE BANK OF NEW YORK
                            10161 Centurion Parkway
                           Towermarc Plaza, 3rd Floor
                          Jacksonville, Florida 32256
                                 (904) 645-1961
                           Attn: Ms. Julianne Kovatz
           (Name, address and telephone number of agent for service)
                         ______________________________

                                 TUBOSCOPE INC.
              (Exact name of obligor as specified in its charter)

DELAWARE                                      76-0252850
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization              Identification No.)

2835 HOLMES ROAD
HOUSTON, TEXAS                                     77051
(Address of principal executive offices)          (Zip code)
                          ___________________________

                   $100,000,000 7 1/2% SENIOR NOTES DUE 2008
                      (Title of the indenture securities)
______________________________________________________________________________

1.  GENERAL INFORMATION.  Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Superintendent of Banks of the State of New York
          2 Rector Street
          New York, New York 10006, and Albany, New York 12203

          Federal Reserve Bank of New York
          33 Liberty Plaza
          New York, New York 10045

          Federal Deposit Insurance Corporation
          Washington, D.C. 20429

          New York Clearing House Association
          New York, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

            The Bank of New York is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH OBLIGOR. If the Obligor is an affiliate of the Trustee, describe each such affiliation.

            The Obligor is not an affiliate of the Trustee.

3. thru 15.

            NO RESPONSE NECESSARY

16.   LIST OF EXHIBITS.

      Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

      1. A copy of the Organization Certificate of the Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment 1 to Form T-1 filed with Registration Statement No. 33-6215; Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672; and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637).

     2. A copy of the existing by-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019).

     3.  The consents of the Trustee required by Section 321(b) of the Act.

            (included as Exhibit A attached hereto)

     4. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

            (included as Exhibit B attached hereto)

                                   SIGNATURE


     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, THE BANK OF NEW YORK, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville, and State of Florida, on the 23rd day of April, 1998.


                                    THE BANK OF NEW YORK



                                    By:  /s/ Julianne Kovatz
                                         -------------------
                                       Julianne Kovatz, Agent

                                                                       EXHIBIT A


          Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance of debt securities by Tuboscope Inc., The Bank of New York, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                    THE BANK OF NEW YORK



                                    By:  /s/ Julianne Kovatz
                                         -------------------
                                       Julianne Kovatz, Agent

                                                                       EXHIBIT B

                      Consolidated Report of Condition of

                              THE BANK OF NEW YORK
                  of 48 Wall Street, New York, New York 10286

          And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business December 31, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                                         DOLLAR
                                                                                         AMOUNTS
                                                                                      in Thousands
ASSETS
Cash and balances due from depository institutions:
 Noninterest-bearing balances and currency
and coin.........................................................................          $ 5,742,986
 Interest-bearing balances.......................................................            1,342,769
Securities:
 Held-to-maturity securities.....................................................            1,099,736
 Available for sale securities...................................................            3,882,686
Federal funds sold and Securities purchased under agreements to resell...........            2,568,530
Loans and lease financing receivables:
 Loans and leases, net of unearned income.........................................          35,019,608
 LESS: Allowance for loan and lease losses........................................             627,350
 LESS: Allocated transfer risk reserve............................................                   0
 Loans and leases, net of unearned income,
  allowance and reserve...........................................................          34,392,258
 Assets held in trading accounts..................................................           2,521,451
 Premises and fixed assets (including
  capitalized leases).............................................................             659,209
 Other real estate owned..........................................................              11,992
 Investments in unconsolidated subsidiaries
  and associated companies.........................................................             226,263
 Customers liability to this bank on
  acceptances outstanding.........................................................           1,187,449
 Intangible assets................................................................             781,684
 Other assets.....................................................................           1,736,574
                                                                                           -----------
 Total assets....................................................................          $56,153,587
                                                                                           ===========

LIABILITIES
Deposits:
 In domestic offices.............................................................          $27,031,362
 Noninterest-bearing.............................................................           11,899,507
 Interest-bearing................................................................           15,131,855
 In foreign offices, Eage and Agreement
  subsidiaries, and IBFs.........................................................           13,794,449
 Noninterest bearing.............................................................              590,999
 Interest bearing................................................................           13,203,450
 Federal funds purchased and Securities sold under
  agreement to repurchase........................................................            2,338,881

                                                                                            DOLLAR
                                                                                            AMOUNTS
                                                                                          in Thousands
Demand notes issued to the U.S. Treasury........................................              173,851
Trading liabilities.............................................................            1,695,216
Other borrowed money:
 With remaining maturity of one year or less....................................            1,905,330
 With remaining maturity of more than one year
 through three years............................................................                    0
 With remaining maturity of more than three years...............................               25,664
Bank's liability on acceptance executed and outstanding.........................            1,195,923
Subordinated notes and debentures...............................................            1,012,940
Other liabilities...............................................................            2,018,950
                                                                                          -----------
Total liabilities...............................................................          $51,192,576
                                                                                          ===========

EQUITY CAPITAL
Common Stock....................................................................            1,135,284
Surplus.........................................................................              731,319
Undivided profits and capital reserves..........................................            3,093,726
Net unrealized holding gains (losses) on
available-for-sale securities...................................................               36,866
Cumulative foreign currency translation adjustments.............................            (  36,184)
Total equity capital............................................................            4,961,011
                                                                                          ===========
Total liabilities and equity capital............................................          $56,153,587
                                                                                          ===========


I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                               Robert E. Keilman


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                   Thomas A. Renyl }
                                   Alan R. Griffith} Directors
                                   J. Carter Bacot }

                                      B-2